                                   EXHIBIT 7


     A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                                   EXHIBIT 7
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Legal Title of Bank:              Bank One, NA                              Call Date: 06/30/99  ST-BK:  17-1630 FFIEC 031
Address:                          1 Bank One Plaza, Ste 0303                                            Page RC-1
City, State  Zip:                 Chicago, IL  60670
FDIC Certificate No.:   0/3/6/1/8
                        ---------
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Consolidated Report of Condition for Insured Commercial
and State-Chartered Savings Banks for September 30, 1999

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet

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


                                                                                          Dollar Amounts in thousands         C400
                                                                                                                             -------

                                                                                          RCFD         BIL MIL THOU
                                                                                          ----         ------------

ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-A):                                                                                RCFD
                                                                                          -----
    a. Noninterest-bearing balances and currency and coin(1)...................           0081           4,710,516           1.a
    b. Interest-bearing balances(2)............................................           0071           5,043,553           1.b
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A)...............           1754                   0           2.a
    b. Available-for-sale securities (from Schedule RC-B, column D)............           1773          13,498,075           2.b
3.  Federal funds sold and securities purchased under agreements to resell.....           1350           9,323,331           3.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule                            RCFD
                                                                                          ----
    RC-C)......................................................................           2122          45,817,012           4.a
    b. LESS: Allowance for loan and lease losses...............................           3123             517,233           4.b
    c. LESS: Allocated transfer risk reserve...................................           3128               4,376           4.c
    d. Loans and leases, net of unearned income, allowance, and                           RCFD
                                                                                          ----
       reserve (item 4.a minus 4.b and 4.c)....................................           2125          45,295,403           4.d
5.  Trading assets (from Schedule RD-D)........................................           3545           3,842,832           5.
6.  Premises and fixed assets (including capitalized leases)...................           2145             708,367           6.
7.  Other real estate owned (from Schedule RC-M)...............................           2150               4,629           7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M).............................................           2130             215,162           8.
9.  Customers' liability to this bank on acceptances outstanding...............           2155             364,696           9.
10. Intangible assets (from Schedule RC-M).....................................           2143             227,925          10.
11. Other assets (from Schedule RC-F)..........................................           2160           2,692,291          11.
12. Total assets (sum of items 1 through 11)...................................           2170          85,926,780          12.

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(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.


Legal Title of Bank:              Bank One, NA                          Call Date:  06/30/99 ST-BK:  17-1630 FFIEC 031
Address:                          1 Bank One Plaza, Ste 0303                                      PageRC-2
City, State  Zip:                 Chicago, IL  60670
FDIC Certificate No.:             0/3/6/1/8
                                  ---------
Schedule RC-Continued                                                                               Dollar Amounts in
                                                                                                        Thousands
                                                                                                        ---------
LIABILITIES
13.  Deposits:
     a. In domestic offices (sum of totals of columns A and C                                   RCON
                                                                                                ----
        from Schedule RC-E, part 1)                                                             2200          24,115,065    13.a
        (1) Noninterest-bearing(1)                                                              6631          10,615,812    13.a1
        (2) Interest-bearing........................................................            6636          13,499,253    13.a2

     b. In foreign offices, Edge and Agreement subsidiaries, and                                RCFN
                                                                                                ----
        IBFs (from Schedule RC-E, part II)..........................................            2200          24,220,270    13.b
        (1) Noninterest bearing.....................................................            6631             591,981    13.b1
        (2) Interest-bearing........................................................            6636          23,628,289    13.b2
14.  Federal funds purchased and securities sold under agreements
     to repurchase:.................................................................            RCFD 2800     11,160,053    14
15.  a. Demand notes issued to the U.S. Treasury....................................            RCON 2840      1,474,761    15.a
     b. Trading Liabilities(from Schedule RC-D).....................................            RCFD 3548      4,030,780    15.b

16.  Other borrowed money:..........................................................            RCFD
                                                                                                ----
     a. With original maturity of one year or less..................................            2332          10,106,459    16.a
     b. With original  maturity of more than one year...............................            A547             363,200    16.b
     c.  With original maturity of more than three years ...........................            A548             443,938    16.c

17.  Not applicable
18.  Bank's liability on acceptance executed and outstanding........................            2920             364,696    18.
19.  Subordinated notes and debentures..............................................            3200           3,050,000    19.
20.  Other liabilities (from Schedule RC-G).........................................            2930           1,421,615    20.
21.  Total liabilities (sum of items 13 through 20).................................            2948          80,750,837    21.
22.  Not applicable
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus..................................            3838                   0    23.
24.  Common stock...................................................................            3230             200,858    24.
25.  Surplus (exclude all surplus related to preferred stock).......................            3839           3,245,088    25.
26.  a. Undivided profits and capital reserves......................................            3632           1,902,021    26.a
     b. Net unrealized holding gains (losses) on available-for-sale
        securities..................................................................            8434            (169,978)   26.b
     c. Accumulated net gains (losses) on cash flow hedges..........................            4336                   0    26.c
27.  Cumulative foreign currency translation adjustments............................            3284              (2,046)   27.
28.  Total equity capital (sum of items 23 through 27)..............................            3210           5,175,943    28.
29.  Total liabilities, limited-life preferred stock, and equity
     capital (sum of items 21, 22, and 28)..........................................            3300          85,926,780    29.

Memorandum
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external Number auditors as of any date during
                                                        ----------   Number
   1996............................. RCFD 6724 M.1.     N/A          M.1
                                                        ----------
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
1. =  Independent audit of the bank conducted in accordance           4. =   Directors' examination of the bank performed by other
      with generally accepted auditing standards by a certified              external auditors (may be required by state chartering
      public accounting firm which submits a report on the bank              authority)
2 =   Independent audit of the bank's parent holding company          5 =    Review of the bank's financial statements by external
      conducted in accordance with generally accepted auditing               auditors
      standards by a certified public accounting firm which           6 =    Compilation of the bank's financial statements by
      submits a report on the consolidated holding company                   external auditors
      (but not on the bank separately)                                7 =    Other audit procedures (excluding tax preparation work)

3 =   Directors' examination of the bank conducted in                 8 =    No external audit work
      accordance with generally accepted auditing standards
      by a certified public accounting firm (may be required by
      state chartering authority)
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-------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.